As filed with the U.S. Securities and Exchange Commission on June 12, 2025

Registration Statement No. 333-279551

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stevanato Group S.p.A.

(Exact name of registrant as specified in its charter)

Republic of Italy	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Via Molinella 17

35017 Piombino Dese – Padua

Italy

(Address of principal executive offices) (Zip Code)

Performance Shares Plan 2023-2027

Restricted Shares Plan 2023-2027

Other benefits as described herein

(Full Title of the Plans)

Ompi of America, Inc.

9701 Giovanni Stevanato Drive

Fishers, IN – 46038

+1 (267) 757-8747

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Lorenzo Corte, Esq.

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

London, EC2N 4BQ

United Kingdom

+44 20 7519-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Stevanato Group S.p.A., an Italian joint stock company (società per azioni) (the “Company”) is filing this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (Registration No. 333-279551) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to amend the prospectus included in Part I of the Registration Statement pursuant to General Instruction C of Form S-8 (the “Reoffer Prospectus”), filed as part of Post-Effective Amendment No. 2 to the Registration Statement on September 4, 2024 to (i) supplement the list of selling shareholders named in the Reoffer Prospectus and to update the amounts of ordinary shares available to be resold by them, and (ii) to update certain other information included in the Reoffer Prospectus. As a filing fee was paid by the Company under the original Registration Statement in connection with the registration of the ordinary shares offered under the Reoffer Prospectus, no additional registration fee is required to add these ordinary shares to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act of 1933, as amended (the “Securities Act”).

This Reoffer Prospectus may be used for reoffers and resales of ordinary shares of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain employees, directors and/or officers of the Company identified in the Reoffer Prospectus, as may be supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Shareholders”). Such Selling Shareholders may reoffer or resell all, a portion, or none of the ordinary shares which have been or will be acquired pursuant to (i) the Company’s Performance Share Plan 2023-2027; (ii) the Company’s Restricted Shares Plan 2023-2027; (iii) certain shareholders resolutions passed at the shareholders’ meeting held on June 1, 2022, May 24, 2023 and May 22, 2024; and (iv) certain employment agreements ((i), (ii), (iii) and (iv), together, the “Plans”).

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling shareholders and/or amounts of ordinary shares, if any, to be reoffered or resold by such selling shareholders as that information becomes known. The inclusion of such ordinary shares herein does not necessarily represent a present intention to sell any or all such ordinary shares by the Selling Shareholders.

All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

I-1

REOFFER PROSPECTUS

Stevanato Group S.p.A.

53,188 Ordinary Shares

This reoffer prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of up to 53,188 ordinary shares, no par value per share (the “ordinary shares”) of Stevanato Group S.p.A. (“Stevanato Group”, the “Company”, or “we”) issued to the Selling Shareholders pursuant to (i) the Company’s Performance Share Plan 2023-2027; (ii) the Company’s Restricted Shares Plan 2023-2027; (iii) certain shareholders resolutions passed at the shareholders’ meeting held on June 1, 2022, May 24, 2023 and May 22, 2024; and (iv) certain employment agreements ((i), (ii), (iii) and (iv), together, the “Plans”).

We are not offering any of the ordinary shares and will not receive any proceeds from the sale of the ordinary shares offered by this reoffer prospectus. See “Reasons for the Offer and Use of Proceeds.”

Upon the issuance of the ordinary shares to the Selling Shareholders under the Plans, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the ordinary shares covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The ordinary shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Shareholders may offer the ordinary shares for sale. The Selling Shareholders may sell any, all or none of the ordinary shares offered by this reoffer prospectus. See “Plan of Distribution” for more information about how the Selling Shareholders may sell or dispose of the ordinary shares covered by this reoffer prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration of such securities covered by this prospectus, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

The Selling Shareholders are “affiliates” of Stevanato Group (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). The ordinary shares issued to the Selling Shareholders under the Plans will be “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the ordinary shares under the Securities Act to allow for future sales by the Selling Shareholders on a continuous or delayed basis to the public without restriction.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “STVN.” The last reported sale price of the ordinary shares on the NYSE on June 11, 2025 was $24.77 per share. We are a “foreign private issuer” under applicable U.S. Securities and Exchange Commission (the “SEC”) rules and are eligible for reduced public company disclosure requirements.

We may add, update or change information contained in this reoffer prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire reoffer prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page S-3 of this reoffer prospectus and the risk factors contained in any document incorporated by reference in this reoffer prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Reoffer Prospectus dated June 12, 2025

I-2

i

ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus is part of a registration statement on Form S-8 (Registration No. 333-279551) filed with the Securities and Exchange Commission, or the “SEC”. The Selling Shareholders named in this reoffer prospectus may, from time to time, sell the ordinary shares described in this reoffer prospectus in one or more offerings. This reoffer prospectus includes important information about us, the ordinary shares issued by us, the ordinary shares being offered by the Selling Shareholders and other information you should know before investing. Any document incorporated by reference in this reoffer prospectus and any prospectus supplement may also add, update, or change information in this reoffer prospectus. If there is any inconsistency between the information contained or incorporated by reference in this reoffer prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This reoffer prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this reoffer prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this reoffer prospectus and any applicable prospectus supplement. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this reoffer prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Shareholders may authorize to be delivered or made available to you.

The information contained in this reoffer prospectus, any document incorporated by reference in this reoffer prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this reoffer prospectus, any document incorporated by reference in this reoffer prospectus or any applicable prospectus supplement, or the sale of any ordinary shares offered hereby. You should not assume that the information contained in this reoffer prospectus, any document incorporated by reference in this reoffer prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this reoffer prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

This reoffer prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this reoffer prospectus. The securities offered by this reoffer prospectus are being offered only in jurisdictions where the offer is permitted.

While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this reoffer prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this reoffer prospectus and the accompanying prospectus, and estimates and beliefs based on that data, may not be reliable. Neither we nor the Selling Shareholders can guarantee the accuracy or completeness of any such information contained in this reoffer prospectus.

Except where the context otherwise requires or where otherwise indicated in this reoffer prospectus, the terms “Stevanato,” “Stevanato Group,” the “Company,” “we,” “us,” “our,” “our Company” and “our business” refer to

I

Stevanato Group S.p.A., together with its consolidated subsidiaries as a consolidated entity. The term “ordinary shares” refers to our ordinary shares, no par value per share.

All references in this reoffer prospectus to “dollar,” “USD,” “US$” or “$” refer to U.S. dollars and the terms “€” or “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

II

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains (and any document incorporated by reference in this reoffer prospectus, and any prospectus supplement, may contain) certain forward-looking statements for purposes of the federal securities laws. All statements contained in this reoffer prospectus and any applicable prospectus supplement other than statements of historical fact, including, without limitation, statements regarding our future financial performance, our strategies, plans and other aspects of our business. Words or phrases such as “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “envisage” “sustain” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following:

•

our product offerings are highly complex, and, if our products do not satisfy applicable quality criteria, specifications and performance standards, we could experience lost sales, delayed or reduced market acceptance of our products, increased costs and damage to our reputation;

•	we must develop new products and enhance existing products, adapt to significant technological and innovative changes and respond to introductions of new products by competitors to remain competitive;

•	if we fail to maintain and enhance our brand and reputation, our business, results of operations and prospects may be materially and adversely affected;

•

we are highly dependent on our management and employees. Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees that we need to support our business and our intended future growth;

•	our business, financial condition and results of operations depend upon maintaining our relationships with suppliers and service providers;

•	our business, financial condition and results of operations depend upon the availability and price of high-quality materials and energy supply and our ability to contain production costs;

•	significant interruptions in our operations could harm our business, financial condition and results of operations;

•

as a consequence of the COVID-19 pandemic, sales of vials to and for vaccination programs globally increased resulting in a revenue growth acceleration. The demand for such products may shrink, as the need for COVID-19 related solutions continue to decline;

•

our manufacturing facilities are subject to operating hazards which may lead to production curtailments or shutdowns and have an adverse effect on our business, results of operations, financial condition or cash flows;

•	our business, financial condition and results of operations may be impacted by our ability to successfully expand capacity to meet customer demand;

•

the loss of a significant number of customers or a reduction in orders from a significant number of customers, including through destocking initiatives or lack of transparency of our products held by customers, could reduce our sales and harm our financial performance;

•	we may face significant competition in implementing our strategies for revenue growth in light of actions taken by our competitors;

III

•	our global operations are subject to international market risks that may have a material effect on our liquidity, financial condition, results of operations and cash flows;

•	we are required to comply with a wide variety of laws and regulations and are subject to regulation by various federal, state and foreign agencies;

•

given the relevance of our activities in the healthcare sector, investments by non-Italian entities in the Company, as well as certain asset disposals by the Company, may be subject to the prior authorization of the Italian Government (so called “golden powers”);

•

if relations between China and the U.S. deteriorate (including in connection with the current trade policy of the U.S. government), our business in the U.S. and China could be materially and adversely affected;

•

the U.S. government recently imposed tariffs on certain products manufactured in several jurisdictions, including China and the European Union, and has made announcements regarding the potential imposition of tariffs on other jurisdictions. Such tariffs as well as other trade policies that the U.S. government may implement in the future and the restrictive trade measures that other countries may adopt in response thereto, could adversely affect our business by making it more difficult or costly to trade goods between different jurisdictions;

•

cyber security risks and the failure to maintain the confidentiality, integrity and availability of our computer hardware, software and internet applications and related tools and functions, could result in damage to our reputation, data integrity and/or subject us to costs, fines or lawsuits under data privacy or other laws or contractual requirements;

•

our trade secrets may be misappropriated or disclosed, and confidentiality agreements with directors, employees and third parties may not adequately prevent disclosure of trade secrets and protect other proprietary information;

•

if we are unable to obtain and maintain patent protection for our technology, products and potential products, or if the scope of the patent protection obtained is not sufficiently broad, we may not be able to compete effectively in our markets;

•

we depend in part on proprietary technology licensed from others, and if we lose our existing licenses or are unable to acquire or license additional proprietary rights from third parties, we may not be able to continue developing our potential products;

•

we are obligated to maintain proper and effective internal controls over financial reporting. Our internal controls were not effective for the year ended December 31, 2024, and in the future may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our ordinary shares; and

•

any other risk described under the headings “Risk Factors” and “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025.

The foregoing list of factors is not exhaustive. The forward-looking statements contained or incorporated by reference in this reoffer prospectus and contained in any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We will not and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

IV

You should read this reoffer prospectus, any document incorporated by reference in this reoffer prospectus, any applicable prospectus supplement, and the documents that we reference in this reoffer prospectus and have filed with the SEC as exhibits to the registration statement of which this reoffer prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

V

REOFFER PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire reoffer prospectus (as supplemented or amended) carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other information incorporated by reference in this reoffer prospectus. Some of the statements in this reoffer prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Company Overview

We are a leading global provider of drug containment, drug delivery and diagnostic solutions as well as engineering solutions to the pharmaceutical, biotechnology and life sciences industries.

We deliver an integrated, end-to-end portfolio of products, processes and services that address customer needs across the entire drug life cycle from development to clinical and commercial stages. Our core capabilities in scientific research and development, our commitment to technical innovation and our engineering excellence are central to our ability to offer value added solutions to our clients.

Our solutions are highly integrated into the entire drug life cycle, from development, production and the commercialization processes of our customers. In addition to manufacturing drug containment and delivery solutions, we provide a full set of services across all stages of drug development, from pre-clinical to clinical and commercialization. We also supply engineer machinery and manufacturing equipment for the production of drug containment and delivery systems that can be integrated into both our customers’ and our own manufacturing processes, such as pharmaceutical inspection systems. Our involvement at each stage of a drug’s life cycle, together with our comprehensive, integrated offering, enables us to serve as a one-stop-shop for our customers, which we believe represents a significant competitive advantage.

Corporate Information

We were incorporated on July 15, 1980, and the Company has a duration set until December 31, 2100, which may be subsequently extended by the shareholders of the Company. We are a joint stock company (società per azioni) incorporated in the Republic of Italy and our corporate affairs are governed by our articles of association, certain provisions of the Italian Civil Code and the laws of the Republic of Italy.

Our principal executive offices are located at Via Molinella 17, 35017 Piombino Dese, Padua, Italy and our telephone number is +39 049 931811. We have appointed Ompi of America, whose address is 9701 Giovanni Stevanato Drive, Fishers, Indiana 46038, as our agent upon whom process may be served in any action brought against us under the laws of the United States. You can find a more detailed description of the Group’s business and recent transactions in our Annual Report, which is incorporated by reference into this reoffer prospectus.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Shareholders listed in this reoffer prospectus, of up to 53,188 ordinary shares of the Company, issued to the Selling Shareholders pursuant to the Plans. Upon the issuance of the ordinary shares to the Selling Shareholders under the Plans, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the ordinary shares covered by this reoffer prospectus though underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the ordinary shares by the Selling Shareholders. We will bear all expenses of registration of such securities covered by this prospectus, but all selling and other expenses incurred by the Selling Shareholders will be borne by them.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors,” and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this reoffer prospectus or contained in any applicable supplement. You should carefully consider such risks before deciding to invest in our securities.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” of our 2024 Annual Report on Form 20-F filed with the SEC on March 6, 2025 and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this reoffer prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. This reoffer prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this reoffer prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may, from time to time, offer and sell any or all of their ordinary shares in one or more offerings. The ordinary shares offered under this reoffer prospectus may be offered in amounts and on terms to be determined at the time of sale, and such sales may be made at prevailing market prices or at privately negotiated prices. We will keep the registration statement of which this reoffer prospectus is a part effective until such time as all of the ordinary shares covered by this reoffer prospectus have been disposed of pursuant to and in accordance with such registration statement. See “Plan of Distribution” below for more information.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our ordinary shares by the Selling Shareholders. We have agreed to pay all expenses relating to registering the ordinary shares covered by this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the ordinary shares covered hereby.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited capitalization and indebtedness as of March 31, 2025.

The data in the table is derived from, and should be read in conjunction with, our historical financial statements, including the accompanying notes, incorporated by reference into this registration statement. Our historical results do not necessarily indicate our expected results for any future periods.

As of March 31, 2025
(EUR thousands)
Cash and cash equivalents	€90,718
Debt
Current debt(1)	€77,403
Non-current debt(2)	€302,019
Total debt	€379,422
Shareholders’ equity
Share Capital	€22,232
Reserves and retained earnings	€1,367,110
Net profit attributable to equity holders of the parent	€26,517
Non-controlling interests	€43
Total shareholders’ equity	€1,415,902
Total capitalization	€1,795,324

(1)	Consists of current bank overdrafts and short-term loan facilities, bank loans and financial liabilities for accrued interests.
(2)	Consists of non-current bank loans and notes.

As of the date of this reoffer prospectus, there have been no material changes in the Company’s capitalization from that set forth in the table above.

DILUTION

Because the Selling Shareholders who offer and sell ordinary shares covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the offer and sale, from time to time, by the Selling Shareholders named herein, or their permitted transferees, of up to 53,188 of our ordinary shares, no par value per share, issued or issuable to the Selling Shareholders pursuant to the Plans.

The following table sets forth the names of the Selling Shareholders, the number of ordinary shares owned by each of them as of the date of this reoffer prospectus, the maximum number of ordinary shares that they may offer pursuant to this reoffer prospectus, and the number and percentage of ordinary shares to be beneficially owned by each Selling Shareholder assuming all of the ordinary shares which may be offered by such Selling Shareholder pursuant to this reoffer prospectus are sold. Unless otherwise indicated, the address for each Selling Shareholders listed in the table below is c/o Stevanato Group S.p.A., Via Molinella 17, 35017 Piombino Dese, Padua, Italy.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of their ordinary shares. The Selling Shareholders may offer all or part of the ordinary shares for resale from time to time through public or private transactions, at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Because the Selling Shareholders may offer all, some or none of their securities, no definitive estimate as to the number of ordinary shares that will be held by the Selling Shareholders after an offering can be provided. The Selling Shareholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the ordinary shares sold by the Selling Shareholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.

Selling Shareholders information for each additional Selling Shareholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s ordinary shares pursuant to this reoffer prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this reoffer prospectus, including the identity of each Selling Shareholders and the number of ordinary shares registered on its behalf.

		Ordinary Shares Beneficially Owned Prior to This Offering (1)		Number of Ordinary Shares to be Sold	Ordinary Shares Beneficially Owned After This Offering (1)(2)
Name	Position with the Company	Number	%	Number	Number	%
Madhavan Balachandran	Director	65,976	*	7,873	58,103	*
Fabrizio Bonanni	Director	122,950	*	8,848	114,102	*
William Federici	Director	55,098	*	7,873	47,225	*
Donald Eugene Morel Jr.	Director	48,344	*	7,873	40,471	*
Karen Flynn	Director	3,250	*	3,250	–	*
Luciano Santel	Director	3,250	*	3,250	–	*
Marco Dal Lago	Chief Financial Officer	82,218	*	7,218	75,000	*
Mauro Stocchi	Chief Business Officer	419,891	*	7,003	412,888	*

*	Less than 1%

(1)

Beneficial ownership and the percentage of ordinary shares beneficially owned is computed on the basis of 302,842,536 (including 49,604,649 ordinary shares and 253,237,887 class A shares) shares outstanding as of the date of this reoffer prospectus and determined in accordance with the rules and regulations of the SEC.

(2)

Assumes that all of the ordinary shares held by each Selling Shareholder and being offered under this reoffer prospectus are sold, and that no Selling Shareholder will acquire additional ordinary shares before the completion of this offering.

Other Material Relationships with the Selling Shareholders

Indemnification Agreements

In connection with our listing on the NYSE, we entered into indemnification agreements with our directors and executive officers. These indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by law, save for a limited number of instances, including when (i) officers and directors’ acts or omissions constituted willful misconduct or gross negligence, (ii) officers and directors did not act in good faith, for a purpose which they reasonably believed to be in, or not opposed to, the best interests of the Company and (iii) officers and directors are held liable towards the Company.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and board members or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We are registering the ordinary shares covered by this reoffer prospectus to permit the Selling Shareholders to conduct public secondary trading of the ordinary shares from time to time after the date of this reoffer prospectus. As used herein, references to “Selling Shareholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling ordinary shares of Stevanato Group received after the date of this reoffer prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds from the sale of the ordinary shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the ordinary shares will be the purchase price of the ordinary shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the ordinary shares covered by this reoffer prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the ordinary shares. We bear the costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this reoffer prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the ordinary shares to be made directly or through agents.

The ordinary shares offered by this reoffer prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the ordinary shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the ordinary shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this reoffer prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The ordinary shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•

through trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this reoffer prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of ordinary shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for the securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this reoffer prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our ordinary shares, we will, to the extent required, promptly file a supplement to this reoffer prospectus to name specifically such person as a Selling Shareholder.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all the ordinary shares under this reoffer prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the ordinary shares by other means not described in this reoffer prospectus. In addition, any ordinary shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The ordinary shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the ordinary shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the ordinary shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

Once sold under the registration statement of which this reoffer prospectus forms a part, the ordinary shares covered by this reoffer prospectus will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers S.p.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2022 and for the year ended December 31, 2022, appearing in Stevanato Group S.p.A.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by EY S.p.A. (“EY”), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this reoffer prospectus and certain legal matters as to Italian law have been passed upon for us by Chiomenti Studio Legale.

WHERE YOU CAN FIND MORE INFORMATION

This reoffer prospectus is part of a registration on Form S-8, which we have filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. You should read the registration statement and the exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this reoffer prospectus for further information with respect to the Company and the securities offered in this reoffer prospectus.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov. We maintain a corporate website at www.stevanatogroup.com. Information contained on, or that can be accessed through, our website does not constitute a part of this reoffer prospectus. We have included our website address in this reoffer prospectus solely for informational purposes.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this reoffer prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this reoffer prospectus the documents listed below:

•	Our Annual Report on Form 20-F (File No. 001-40618) for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025;

•

The description of the ordinary shares contained in the our registration statement on Form 8-A (File No. 001-40618) filed with the SEC on July 15, 2021, pursuant to Section 12(b) of the Exchange Act, including the description of the ordinary shares included as Exhibit 2.1 in our Annual Report on Form  20-F (File No. 001-40618) for the fiscal year ended December 31, 2024, filed with SEC on March 6, 2025; and

•	Any future annual reports on Form 20-F filed with the SEC after the date of this reoffer prospectus and prior to the termination of the offering of the securities offered by this reoffer prospectus.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the filing of a post-effective amendment to the registration statement of which this reoffer prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this reoffer prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus. Information subsequently furnished on Form 6-K shall not be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary. Unless expressly incorporated by reference, nothing in this reoffer prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this reoffer prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this reoffer prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this reoffer prospectus on the written or oral request of that person made to:

Stevanato Group S.p.A.

Via Molinella 17 35017 Piombino Dese—Padua

Italy

+39 049 9318111

We have not authorized any other person to provide you with any information other than the information contained in this reoffer prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. Neither we nor the Selling Shareholders are making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, previously filed by the Company with the SEC, are incorporated by reference in this registration statement:

•	Our Annual Report on Form 20-F (File No. 001-40618) for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025;

•

The description of the ordinary shares contained in the our registration statement on Form 8-A (File No. 001-40618) filed with the SEC on July 15, 2021, pursuant to Section 12(b) of the Exchange Act, including the description of the ordinary shares included as Exhibit 2.1 in our Annual Report on Form 20-F (File No. 001-40618) for the fiscal year ended December 31, 2024, filed with SEC on March 6, 2025; and

•	Any future annual reports on Form 20-F filed with the SEC after the date of this reoffer prospectus and prior to the termination of the offering of the securities offered by this reoffer prospectus.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement that indicates that all ordinary shares offered hereby have been sold or that deregisters all ordinary shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Italian law does not limit the extent to which a company may provide for indemnification of officers and directors, except to the extent indemnification is provided against damages costs and expenses for which officers and directors are held liable towards the company or, in any case, as a consequence of the wrongful, intentional or grossly negligent acts or omissions, or such indemnification is held to be contrary to public policy, such as in case of criminal or administrative financial penalties.

Pursuant to the indemnification agreements, the form of which are incorporated by reference as Exhibit 4.8 to our 2024 Annual Report on Form 20-F, with our directors and executive officers, we have agreed to indemnify such directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

In particular, if officers or directors are made, or threatened to be made, a party to an action or proceeding other than by or in the right of the Company, whether civil or criminal, we provide for indemnification of officers and directors for damages, costs, amounts paid in settlement and reasonable expenses incurred in their capacities as such only if they acted in good faith, and for a purpose that they reasonably believed to be in or not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Moreover, if officers or directors are made, or threatened to be made, a party to an action by or in the right of the Company, we provide for indemnification of officers and directors for damages, costs, amounts paid in settlement and reasonable expenses incurred in their capacities as such only if they acted in good faith, for a purpose which they reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of a threatened action or pending action that is settled or otherwise disposed of, or any claim, issue or matter as to which such officers or directors shall have been adjudged to be liable to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from registration claimed

Not applicable.

Item 8. Exhibits

Exhibit Numbers	Description

4.1	Amended Articles of Association of Stevanato Group S.p.A (incorporated by reference to Stevanato Group S.p.A.’s Form 20-F filed March 6, 2025).

4.2	Certificate of Incorporation of Stevanato Group S.p.A. (incorporated by reference to Stevanato Group S.p.A.’s Form F-1 filed June 21, 2021).

4.3	Performance Shares Plan 2023-2027 (incorporated by reference to Stevanato Group S.p.A.’s Form 20-F filed March 2, 2023).

4.4	Restricted Shares Plan 2023-2027 (incorporated by reference to Stevanato Group S.p.A.’s Form 20-F filed March 2, 2023).

5.1	Opinion of Chiomenti (incorporated by reference to Stevanato Group S.p.A.’s Form S-8 filed May 20, 2024).

23.1*	Consent of PricewaterhouseCoopers S.p.A., independent registered public accounting firm of Stevanato Group S.p.A. for the two years ended December 31, 2024 and December 31, 2023.

23.2*	Consent of EY S.p.A., independent registered public accounting firm of Stevanato Group S.p.A. for the year ended December 31, 2022.

23.3	Consent of Chiomenti (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piombino Dese, Italy, on June 12, 2025.

STEVANATO GROUP S.P.A.

By:	/s/ Franco Stevanato
Name: Franco Stevanato
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Franco Stevanato his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sergio Stevanato	Director—Emeritus Chairman	June 12, 2025
Sergio Stevanato

/s/ Franco Stevanato Franco Stevanato	Director—Executive Chairman and Chief Executive Officer	June 12, 2025

/s/ Karen Flynn	Director	June 12, 2025
Karen Flynn

/s/ Luciano Santel	Director	June 12, 2025
Luciano Santel

/s/ Alvise Spinazzi	Director	June 12, 2025
Alvise Spinazzi

/s/ Fabrizio Bonanni	Director	June 12, 2025
Fabrizio Bonanni

/s/ Elisabetta Magistretti	Director	June 12, 2025
Elisabetta Magistretti

/s/ Madhavan Balachandran	Director	June 12, 2025
Madhavan Balachandran

/s/ Donald Eugene Morel Jr.	Director	June 12, 2025
Donald Eugene Morel Jr.

/s/ William Federici	Director	June 12, 2025
William Federici

/s/ Sue-Jean Lin	Director	June 12, 2025
Sue-Jean Lin

/s/ Marco Dal Lago	Chief Financial Officer	June 12, 2025
Marco Dal Lago

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Stevanato Group S.p.A. has signed this registration statement or amendment thereto in Philadelphia, United States on June 12, 2025.

Authorized U.S. Representative

By:	/s/ Douglas Bruno
Name: Douglas Bruno
Title: Senior VP, General Counsel and Secretary